                                                                    Exhibit 4(a)

                                                                  EXECUTION COPY



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                           SECOND AMENDMENT AGREEMENT

                           Dated as of March 14, 2003

                                       TO


         Re:       Note Agreements Dated as of December 15, 1995










================================================================================

                                TABLE OF CONTENTS

SECTION                            HEADING                                  PAGE

SECTION 1.        CONSENT TO BANK FACILITY................................     1


SECTION 2.        AMENDMENTS TO EXISTING NOTE AGREEMENTS..................     1

       Section 2.1.       Amendment to Section 5.10......................      1
       Section 2.2.       Amendment to Section 5.15......................      2
       Section 2.3.       Amendment to Section 5.21......................      2
       Section 2.4.       New Sections 5.22, 5.23, 5.24 and 5.25.........      3
       Section 2.5.       Amendments to Section 6.1......................      4
       Section 2.6.       Amendments to Section 8.1......................      4
       Section 2.7.       Additions to Section 8.1.......................      4

SECTION 3.        CONDITIONS PRECEDENT....................................     5


SECTION 4.        REPRESENTATIONS AND WARRANTIES..........................     6


SECTION 5.        MISCELLANEOUS...........................................     7


Signatures................................................................     8


SCHEDULE I    --     Name of Holders and Principal Amount of Notes

EXHIBIT A     --     Form of Bank Facility

EXHIBIT B     --     Opinion of Counsel for the Company

                                                                     Dated as of
                                                                  March 14, 2003
To each of the holders
listed in Schedule I to
this Second Amendment Agreement


Ladies and Gentlemen:

         Reference is made to the separate Note Agreements each dated as of December 15, 1995, as amended by the First Amendment Agreement dated as of December 15, 2002 among Cleveland-Cliffs Inc., an Ohio corporation (the "Company"), and each of you (the "Existing Note Agreements," as amended hereby, the "Note Agreements") and (ii) the $55,000,000 aggregate principal amount of 7.00% Senior Notes due December 15, 2005 of the Company (the "Notes").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Existing Note Agreements as hereinafter provided.

         Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the Required Holders, this Second Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements as of March 14, 2003, but only in the respects hereinafter set forth:

SECTION 1. CONSENT TO BANK FACILITY.

         Each of the undersigned holders, severally, consents to the Company entering into the Bank Facility, in the form attached hereto as Exhibit A.

SECTION 2. AMENDMENTS TO EXISTING NOTE AGREEMENTS.

         Section 2.1. Amendment to Section 5.10. Section 5.10 of the Existing Note Purchase Agreements shall be and is hereby amended by deleting the last paragraph thereof and replacing it as follows:

         For the purpose of making any determination of "substantial part," any sale, lease or other dispositions of assets of the Company and its Subsidiaries shall not be included if the net proceeds are segregated from the general accounts of the Company or any Subsidiary and within six months in the case of clause (1) below and twelve months in the case of clause (2) below, after such sale, lease or other disposition such net proceeds are (1) applied to capital expenditures in respect of maintenance and not in respect of expansion, or (2) except to the extent that the net proceeds are required to be applied to the payment of any Debt secured by a Lien on such assets,

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


offered by the Company pursuant to a written offer to the Bank and the holders of Notes to apply such net proceeds on a pro rata basis to the permanent reduction of the Commitment under the Bank Facility and to the prepayment of the unpaid principal amount of the Notes, at par and without Make-Whole Amount together with accrued and unpaid interest to the date of payment, which date of payment shall not be more than 45 or less than 30 days after the date of such written offer. Each such offer shall be made to the Banks and all holders of Notes on a pro rata basis based on the aggregate unpaid principal amount outstanding under the Bank Facility and on the unpaid principal amount of each holders' respective Notes and shall specify the principal amount offered to be prepaid in the aggregate, the principal amount of each Note offered to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount then being offered to be prepaid. In the event that any holder of Notes wishes to accept such offer of prepayment, it shall send written notice of such acceptance to the Company within 15 days following receipt of the initial Company offer. In the event one or more holders of Notes fail to accept such offer, the Company shall offer, within 5 days after the end of the aforementioned 15 day period, to each holder, if any, who has timely accepted the Company's initial offer of prepayment in respect of its Notes pursuant to this ss.5.10, to prepay, on a pro rata basis (based on the respect of unpaid principal amount of Notes of such holders who have timely accepted the initial offer) among all holders who accepted the initial offer, an aggregate principal amount of Notes equal to the aggregate principal amount of Notes offered to holders who failed to timely accept the initial offer of prepayment pursuant to ss.5.10. The holders receiving such second offer, if any, shall have the right to accept such offer by written notice to the Company within 5 days after receipt of such second offer by the Company. The Company will prepay the aggregate principal amount of Notes required to be paid pursuant to the foregoing provisions of this ss.5.10 on the date originally designated in the first offer of prepayment to all holders who have timely accepted the offers required to be made by the Company hereinafter together with accrued and unpaid interest to the date of prepayment.

         Section 2.2. Amendment to Section 5.15. The "." at the end of Section 5.15(i) of the Existing Note Purchase Agreements shall be replaced by "and" and a new section (j) shall be inserted after Section 5.15(i) of the Existing Note Purchase Agreements to read as follows:

                   (j) Other Reports and Filings. All information and other items which the Company or any of its Subsidiaries is required to deliver to the Banks pursuant to Section 6.1 of the Bank Facility concurrently with the delivery thereof to the Banks, except to the extent such information or other item is duplicative of information being furnished hereunder.

         Section 2.3. Amendment to Section 5.21. The following shall be added to the end of Section 5.21 of the Existing Note Purchase Agreements:

                   (c) On or before April 17, 2003, the Company shall have delivered to the holders of the Notes a legal opinion of independent counsel substantially identical in scope and substance to the opinion of Warner Norcross & Judd LLP delivered in connection with the First Amendment Agreement to cover Republic Wetlands Preserve LLC, a Michigan limited liability company.

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         Section 2.4. New Sections 5.22, 5.23, 5.24 and 5.25. The following shall be added at the end of Section 5 of the Existing Note Purchase Agreements:

                  Section 5.22. Limitation on Restrictions. If and so long as the Bank Facility has not been fully terminated in all respects, except as provided in the Bank Facility, the Company will not, and it will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or other equity interests owned by the Company or any other Subsidiary, (b) pay or repay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, (d) transfer any of its Property to the Company or any other Subsidiary, (e) encumber or pledge any of its assets to or for the benefit of any party or (f) guaranty the Obligations.

                  Section 5.23. Minimum Consolidated Adjusted Net Worth. If and so long as the Bank Facility has not been fully terminated in all respects, the Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than $69,300,000; provided, however, the Company may take or incur non-cash charges in respect of post-retirement benefits in an aggregate amount not to exceed $25,000,000 so long as the amount of Consolidated Adjusted Net Worth of the Company immediately after giving effect to such non-cash charges shall not be less than $44,300,000 thereafter.

                  Section 5.24. Capital Expenditures. If and so long as the Bank Facility has not been fully terminated in all respects, the Company will not, nor shall it permit any Subsidiary to, expend or become obligated for capital expenditures (as determined in accordance with GAAP, but excluding any Permitted Investment) in an aggregate amount in excess of $35,000,000 during any fiscal year of the Company, provided that, in the event that, after the date hereof, the Company or any Subsidiary acquires any Subsidiary or otherwise increases its ownership interest in any existing Subsidiary, then the $35,000,000 amount shall be increased by that amount of any capital expenditures incurred by such Subsidiary attributable to such acquisition or increase in ownership interest that, as a result of such acquisition or increased interest, will, under GAAP, be consolidated with capital expenditures of the Company during the fiscal year at issue.

                  Section 5.25. Minimum Indebtedness Under Existing Agreements. The Company shall maintain a Commitment owing under the Bank Facility to the Banks party to such agreements in an amount not less than $20,000,000, except for (i) termination of the Bank Facility in accordance with its terms on March 14, 2004, (ii) reductions to the Commitment whereunder a pro rata amount of the unpaid principal amount of the Notes are concurrently prepaid pursuant to Sections 2.2, 2.3 or
         2.8 hereof and (iii) any reduction or termination of the Bank Facility, provided, that (x) at the time thereof and after giving effect thereto, no Default or Event of Default exists and (y) no Obligor shall have made any payment under the Bank Facility in connection with such termination or reduction or during the period of sixty (60) days immediately preceding such reduction or termination.

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         Section 2.5. Amendments to Section 6.1. Section 6.1(c) of the Existing Note Purchase Agreement shall be amended by adding "of the Company or any Subsidiary" after the parenthetical phrase presently included therein and before the word "in". In addition, Section 6.1 shall be amended by replacing the "." at the end of Section 6.1(m) and replacing it with "; or" and by adding the following:

                   (n) an Event of Default (as defined in the Bank Facility) shall exist under the Bank Facility; or

                   (o) without limiting the rights of the Noteholders under
          Section 2.3, a Change of Control shall have occurred.

         Section 2.6. Amendments to Section 8.1.

         "Bank Facility" shall mean that certain Credit Agreement dated as of March 14, 2003 by and between the Company and Fifth Third Bank, attached hereto as Exhibit A which (i) has an aggregate commitment of not more than $20,000,000,
(ii) is unsecured and subject to the Intercreditor Agreement, (iii) does not have the benefit of any Guaranty other than the Bank Facility Guaranty, and (iv) has been consented to by the Required Holders, as such agreement is in effect on the date hereof and without giving effect to any reductions, terminations or amendments after the date hereof except such reductions or termination permitted by Section 5.25.

         "Consolidated Adjusted Net Worth" shall mean, at any date, the consolidated shareholders equity of the Company and its Subsidiaries as determined in accordance with GAAP.

         "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole,
(b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Financing Agreement, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Financing Agreement or the rights and remedies of the holders thereunder.

         Section 2.7. Additions to Section 8.1. Section 8.1 of the Existing Note Agreements shall be and is hereby amended by adding the following definitions thereto in alphabetical order:

                  "Bank" shall mean Fifth Third Bank, an Ohio banking corporation, or any successor or assign under the Bank Facility.

                  "Commitment" shall have the meaning set forth in the Bank Facility.

                  "Obligations" shall have the meaning set forth in the Bank Facility.

                  "Permitted Investment" shall mean any investment permitted pursuant to subparts (k) or (l) of the definition of "Restricted Investment".

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

SECTION 3. CONDITIONS PRECEDENT.

         Section 3.1. This Second Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:

                   (a) Each holder shall have received this Second Amendment Agreement, duly executed by the Company.

                   (b) The Required Holders shall have consented to this Second Amendment Agreement as evidenced by their execution thereof.

                   (c) Each holder shall have received the Bank Facility, duly executed by all parties thereto. All closing conditions under the Bank Facility shall have been satisfied and all representations and warranties set forth in Section 5 of the Bank Facility shall be true and correct as of the effective date of this Second Amendment Agreement.

                   (d) Each holder shall have received a fully executed copy of the Intercreditor Agreement.

                   (e) The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Second Amendment Agreement.

                   (f) Any consents or approvals from any holder or holders of any outstanding security of the Company or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

                   (g) Each holder shall have received such certificates of a secretarial officer of the Company as it may reasonably request with respect to this Second Amendment Agreement and the transactions contemplated hereby.

                   (h) Each holder shall have received the opinion of counsel for the Company covering the matters set forth in Exhibit B hereto and such other matters incident to the transactions contemplated hereby as the holders may reasonably request.

                   (i) The Company shall have paid the fees and disbursements of the holders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this Second Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         statement of such special counsel delivered to the Company at the time of the execution and delivery of this Second Amendment Agreement. Upon receipt of any supplemental statement after the execution of this Second Amendment Agreement, the Company will pay such additional fees and disbursements of the holders' special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements.

                 (j) All corporate and other proceedings in connection with the transactions contemplated by this Second Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Second Amendment Agreement:

                   (a) Each Obligor is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

                   (b) Each Obligor has the corporate power to own its property and to carry on its business as now being conducted.

                   (c) Each Obligor is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, operations, properties or prospects of such Obligor.

                   (d) This Second Amendment Agreement and all other Financing Agreements and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Second Amendment Agreement and all other Financing Agreements have been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.

                   (e) The Company represents and warrants that immediately prior to and after giving effect to this Second Amendment Agreement and Bank Facility there are no Defaults or Events of Default under the Note Agreements.

                   (f) The execution, delivery and performance of this Second Amendment Agreement and all other Financing Agreements by each Obligor does not and will not result in a violation of or default under (A) the articles of incorporation or bylaws of such Obligor, (B) any material agreement to which such Obligor is a party or by which it is bound or to which such Obligor or any of its properties is subject, (C) any material order,

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         writ, injunction or decree binding on such Obligor, or (D) any material statute, regulation, rule or other law applicable to such Obligor.

                   (g) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Second Amendment Agreement) is required in connection with the execution and delivery of this Second Amendment Agreement or any other Financing Agreements or the consummation of the transactions contemplated thereby.

SECTION 5. MISCELLANEOUS.

         Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Agreements and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

         Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to any of the Financing Agreements without making specific reference to this Second Amendment Agreement, but nevertheless all such references shall be deemed to include this Second Amendment Agreement unless the context shall otherwise require. Your acceptance hereof will also constitute your agreement that prior to any sale, assignment, transfer, pledge or other disposition by you of any Notes, you shall either (i) impose on the Notes so to be disposed of an appropriate endorsement referring to this Second Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at your option at any time, surrender such Notes for new Notes of the same form and tenor as the Notes so surrendered but revised to contain express textual reference to this Second Amendment Agreement. All expenses for the preparation of such new Notes and the exchange for such new Notes are to be borne by the Company.

         Section 5.3. This Second Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Second Amendment Agreement.

         Section 5.4. This Second Amendment Agreement shall be governed by and construed in accordance with Illinois law.

         Section 5.5. The capitalized terms used in this Second Amendment Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth. This Second Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                              CLEVELAND-CLIFFS INC.


                               By      /s/ Robert Emmet
                                 Its   Treasurer

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


Acknowledged and agreed to as of March 17, 2003.

                                     "GUARANTORS"

                                     CLEVELAND-CLIFFS ORE CORPORATION
                                     THE CLEVELAND-CLIFFS IRON COMPANY
                                     NORTHSHORE SALES COMPANY
                                     WABUSH IRON CO. LIMITED
                                     CLIFFS OIL SHALE CORP.
                                     CLIFFS ERIE L.L.C.
                                     CLIFFS MINING COMPANY
                                     CLIFFS MINING SERVICES COMPANY
                                     CLIFFS REDUCED IRON CORPORATION
                                     CLIFFS REDUCED IRON MANAGEMENT COMPANY
                                     IRONUNITS LLC
                                     NORTHSHORE MINING COMPANY
                                     SEIGNELAY RESOURCES, INC.
                                     SILVER BAY POWER COMPANY
                                     THE CLEVELAND-CLIFFS STEAMSHIP COMPANY
                                     CLIFFS BIWABIK ORE CORPORATION
                                     PICKANDS HIBBING CORPORATION
                                     SYRACUSE MINING COMPANY
                                     CLIFFS EMPIRE, INC.
                                     CLIFFS IH EMPIRE, INC.
                                     CLIFFS MARQUETTE, INC.
                                     CLIFFS MC EMPIRE, INC.
                                     CLIFFS TIOP, INC.
                                     EMPIRE-CLIFFS PARTNERSHIP (assumed name for
                                       Cliffs Empire, Inc. and Cliffs MC Empire,
                                       Inc.)
                                     MARQUETTE IRON MINING PARTNERSHIP (assumed
                                       name for Cliffs Marquette, Inc.)
                                     WHEELING-PITTSBURGH/CLIFFS PARTNERSHIP
                                       (assumed name for Cliffs Empire, Inc.,
                                       Cliffs IH Empire, Inc. and
                                       Wheeling-Empire Company)
                                     CLIFFS SNYFUEL CORP.


                                     By:        /s/ Robert Emmet
                                        Name:   Robert Emmet
                                        Title:  Treasurer

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


                                     LAKE SUPERIOR & ISHPEMING RAILROAD COMPANY
                                       and
                                       LASCO DEVELOPMENT CORPORATION


                                     By:        /s/ Robert Emmet
                                        Name:   Robert Emmet
                                        Title:  Assistant Treasurer

                                     REPUBLIC WETLANDS PRESERVE LLC
                                       By   Marquette Iron Mining Partnership,
                                            its sole member
                                       By:  The Cleveland-Cliffs Iron Company,
                                            its manager


                                            By       /s/ Robert Emmet
                                              Name:  Robert Emmet
                                              Title  Treasurer

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     J. ROMEO & CO.


                                     By        /s/ R. Duffy
                                       Name:   R. Duffy
                                       Title:  A Partner

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                     By:   AIG Global Investment Corp.,
                                           investment adviser


                                           By        /s/ Sarah Helmich
                                             Name:   Sarah Helmich
                                             Title:  Vice President

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     RELIASTAR LIFE INSURANCE COMPANY
                                     F.K.A. NORTHERN LIFE INSURANCE COMPANY

                                     By: ING Investment Management LLC, as Agent


                                         By:        /s/ James V. Wittich
                                            Name:   James V. Wittich
                                            Title:  Senior Vice President

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                       COMPANY


                                     By        /s/ Scott C. Hyney
                                       Name:   Scott C. Hyney
                                       Title:  Assistant Vice President


                                     ALLMERICA FINANCIAL LIFE INSURANCE AND
                                       ANNUITY COMPANY


                                     By        /s/ Scott C. Hyney
                                       Name:   Scott C. Hyney
                                       Title:  Assistant Vice President

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     SUN LIFE ASSURANCE COMPANY OF CANADA


                                     By        /s/ John N. Whelihan
                                       Name:   John N. Whelihan
                                       Title:  Vice President, U.S. Private
                                               Placements - For President

                                     By        /s/ Richard Gordon
                                       Name:   Richard Gordon
                                       Title:  Vice President, U.S. Public Bonds
                                               - For Secretary


                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                     By        /s/ John N. Whelihan
                                       Name:   John N. Whelihan
                                       Title:  Vice President, U.S. Private
                                               Placements - For President


                                     By        /s/ Richard Gordon
                                       Name:   Richard Gordon
                                       Title:  Vice President, U.S. Public Bonds
                                               - For Secretary

                                     CLARICA LIFE INSURANCE COMPANY
                                       (U.S. BRANCH)


                                     By        /s/ John N. Whelihan
                                       Name:   John N. Whelihan
                                       Title:  Vice President, U.S. Private
                                               Placements - For President

                                     By        /s/ Richard Gordon
                                       Name:   Richard Gordon
                                       Title:  Vice President, U.S. Public Bonds
                                               - For Secretary

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     THE GREAT SOUTHERN LIFE INSURANCE CO.


                                     By        /s/ Greg Hamilton
                                       Name:   Greg Hamilton
                                       Title:  Greg Hamilton

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     THE UNION CENTRAL LIFE INSURANCE COMPANY


                                     By        /s/ Gary R. Rodmaker
                                       Name:   Gary R. Rodmaker
                                       Title:  Second Vice President

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     PAN-AMERICAN LIFE INSURANCE COMPANY


                                     By        /s/ Rodolfo J. Revuelta
                                       Name:   Rodolfo J. Revuelta
                                       Title:  Vice-President, Securities

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     STANDARD INSURANCE COMPANY


                                     By        /s/ Julie Grandstaff
                                       Name:   Julie Grandstaff
                                       Title:  Assistant Vice-President

Cleveland-Cliffs Inc.                                 Second Amendment Agreement


         This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                     WOODMEN ACCIDENT AND LIFE COMPANY


                                     By        /s/ Victor Weber
                                       Name:   Victor Weber
                                       Title:  Director, Securities Investments,
                                               Chief Investment Officer &
                                               Asst. Treasurer

                                                                                    OUTSTANDING PRINCIPAL AMOUNT
                                                                                        AND SERIES OF NOTES
                            NAME OF HOLDER                                           HELD AS OF MARCH 14, 2003
                         J. ROMEO & CO. $7,857,143

                         J. ROMEO & CO. $3,142,857

                         J. ROMEO & CO. $785,714

           THE VARIABLE ANNUITY LIFE INSURANCE COMPANY                                       $7,857,143

                RELIASTAR LIFE INSURANCE COMPANY                                             $7,464,286

        FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY                                     $3,535,715

     ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY                                  $3,928,572

                                                                                             $2,357,143
                                                                                               $785,715
              SUN LIFE ASSURANCE COMPANY OF CANADA                                             $785,714

           SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)                                         $785,714

          CLARICA LIFE INSURANCE COMPANY (U.S. BRANCH)                                         $785,715

PEBBLE CHART & CO. (as nominee for Great Southern Life Insurance
                               Company) $3,928,571

   HARE & CO. (as nominee for The Union Central Life Insurance
                               Company) $3,535,714

               PAN-AMERICAN LIFE INSURANCE COMPANY                                           $3,535,714

      HARE & CO (as nominee for Standard Insurance Company)                                  $1,964,285

                WOODMEN ACCIDENT AND LIFE COMPANY                                            $1,964,285



                                   SCHEDULE I
                         (to Second Amendment Agreement)